SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CONSUMER PORTFOLIO SERVICES, INC.

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 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CONSUMER PORTFOLIO SERVICES, INC.

19500 Jamboree Road, Irvine, California 92612

Phone: 949-753-6800

The annual meeting of the shareholders of Consumer Portfolio Services, Inc. (the "Company") will be held at 10:00 a.m., local time, on Thursday, April 18, 2013 at the Company's principal executive offices, 19500 Jamboree Road, Irvine, California for the following purposes:

1.	To elect the Company's entire Board of Directors for a one-year term.

2.	To ratify the appointment of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending December 31, 2013.

3.	To approve an advisory resolution on executive compensation.

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.

5.	To approve an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000.

6.	To approve the revised material terms of the Company’s Executive Management Bonus Plan, including an amendment that increases the maximum bonuses that may be paid under such Plan;

7.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Monday, February 20, 2013 are entitled to notice of and to vote at the meeting.

Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and, if you attend the meeting in person, your executed proxy will be returned to you upon request.

By Order of the Board of Directors

Mark Creatura, Secretary
Dated:  March 20, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 18, 2013. The Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2012 are available at www.consumerportfolio.com/AnnualMeeting2013.html.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT AND ATTACHED PROXY CARD.

CONSUMER PORTFOLIO SERVICES, INC.

19500 Jamboree Road

Irvine, California 92612

949-753-6800

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 18, 2013

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INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumer Portfolio Services, Inc. (the "Company" or "CPS") for use at the annual meeting of the shareholders to be held at 10:00 A.M. local time on Thursday, April 18, 2013 at the Company's principal executive offices, 19500 Jamboree Road, Irvine, California 92612, and at any adjournment thereof (the "Annual Meeting").

All shares represented by properly executed proxies received in time will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

The Board of Directors of the Company has fixed the close of business on February 20, 2013, as the record date for determining the holders of outstanding shares of the Company's Common Stock, without par value ("CPS Common Stock") entitled to notice of, and to vote at the Annual Meeting. On that date, there were 20,101,963 shares of CPS Common Stock issued and outstanding.  Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described herein under the heading "Voting of Shares."

The notice of the Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about March 20, 2013.  The Company will pay the expenses incurred in connection with the solicitation of proxies.  The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no payment other than their regular compensation.  The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:
You are receiving this proxy statement in connection with an annual meeting of shareholders called by our Board of Directors in connection with soliciting shareholder votes for the purpose of (i) electing the Company's entire Board of Directors for a one-year term; (ii) ratifying the appointment of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending December 31, 2013; (iii) holding a non-binding vote on executive compensation, (iv) holding a non-binding vote on the frequency of executive compensation votes, (v) approving the amendment of the 2006 Incentive Plan to increase the number of shares that may be issued under the plan by 5,000,000; (vi) approving the revised material terms of the Company’s Executive Management Bonus Plan, and (vii) transacting such other business as may properly come before the annual meeting; in each case, as more fully described in this proxy statement. You have been sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the annual meeting of shareholders called for the purpose of voting on the foregoing matters

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, compensation of our directors and most highly paid executive officers, and certain other required information.

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:
The Board of Directors of the Company has fixed the close of business on February 20, 2013, as the record date (“Record Date”) for determining the holders of outstanding shares of the Company's Common Stock, without par value ("CPS Common Stock") entitled to notice of, and to vote at the Annual Meeting. On that date, there were 20,101,963 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described in this proxy statement under the heading “Voting of Shares.” In order to approve each proposal, a quorum (a majority of outstanding shares of CPS Common Stock) must be present and (other than with respect to election of directors) a majority of all of the votes cast on the proposal at the Annual Meeting must be cast in favor of the proposal, which favorable votes cast must exceed 25% of the outstanding shares. Directors are elected by plurality vote. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board of Directors recommends that you vote

•	“FOR” each of the six nominees for election as directors (Proposal One)

•	“FOR” the ratification of the appointment of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending December 31, 2013 (Proposal Two)

•	“FOR” the approval, by non-binding vote, of executive compensation (Proposal Three)

•	“1 YEAR” for the non-binding vote, on frequency of executive compensation votes (Proposal Four)

•	“FOR” approval of the amendment of the 2006 Incentive Plan to increase the number of shares that may be issued under the plan by 5,000,000 (Proposal Five)

•	“FOR” approval of the revised material terms of the Company’s Executive Management Bonus Plan (Proposal Six)

Q:	HOW MAY I VOTE ON THE PROPOSALS IF I OWN SHARES IN MY OWN NAME?

A:
If you own your shares in your own name, you may vote on the proposals presented in this proxy statement, whether or not you plan to attend the annual meeting, by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope. It is important that you vote your shares whether or not you attend the meeting in person. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the nominees for director named herein; FOR the ratification of the appointment of Crowe Horwath LLP as the Company's independent auditors for the year ending December 31, 2013; FOR the approval, by non-binding vote, of executive compensation; EVERY YEAR for the approval, by non-binding vote, of an annual executive compensation vote; FOR approval of the amendment of the 2006 Incentive Plan; FOR approval of the amended terms of the Executive Management Bonus Plan; and such proxy will also be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting

Q:	HOW MAY I VOTE ON THE PROPOSALS IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE?

A:
If your shares are held in “street name” through a broker, bank or other nominee, under certain circumstances the nominee may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of an accounting firm is an example of a routine matter. If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.  When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:
Yes.  Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company

Q:	CAN I VOTE MY SHARES IN PERSON?

A:
Yes. The annual meeting is open to all holders of CPS Common Stock as of the Record Date.  To vote in person, you will need to attend the meeting and bring with you evidence of your stock ownership. If your shares are registered in your name, you will need to bring valid identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to obtain and bring with you a “legal proxy” from your broker, bank or nominee, and bring evidence of your stock ownership, together with valid identification.

Q:	DO I HAVE DISSENTERS’ RIGHTS?

A:	No. There are no “dissenters’ rights” applicable to any of the proposals presented in this proxy statement.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominations

The individuals named below have been nominated for election as directors of the Company at the Annual Meeting, and each has agreed to serve as a director if elected.  The entire board of directors of the Company is elected annually.  Directors serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The names of the nominees, their principal occupations, and certain other information regarding them are set forth below. None of the nominees currently serves on the board of directors of any other publicly-traded companies.

Charles E. Bradley, Jr., 53, has been the President and a director of the Company since its formation in March 1991, and was elected Chairman of the Board of Directors in July 2001.  Mr. Bradley has been the Company's Chief Executive Officer since January 1992.  From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm.  From September 1987 to March 1989, Mr. Bradley, Jr. was an associate of The Harding Group, a private investment banking firm.  Having been with the Company since its inception, Mr. Bradley brings comprehensive knowledge of the Company’s business, structure, history and culture to the Board and the Chairman position.

Chris A. Adams, 64, has been a director of the Company since August 2007.  Since 1982 he has been the owner and chief executive of Latrobe Pattern Company and K Castings Inc., which are firms engaged in the business of fabricating metal parts. With his experience as chief executive of manufacturing companies, Mr. Adams contributes to the Company’s Board significant organizational and operational management skills.

Brian J. Rayhill, 50, has been a director of the Company since August 2006.  Mr. Rayhill has been a practicing attorney in New York State since 1988. As an experienced advocate, counselor and litigator, Mr. Rayhill brings legal knowledge and perspective to the Company’s Board.

William B. Roberts, 75, has been a director of the Company since its formation in March 1991.  Since 1981, he has been the President of Monmouth Capital Corp., an investment firm that specializes in management buyouts.  Having spent decades in the business of finance, Mr. Roberts brings to the Company’s Board his perspective and judgment regarding means of financing its business.

Gregory S. Washer, 51, has been a director of the Company since June 2007.  He has been the owner and president of Clean Fun Promotional Marketing LLC, a promotional marketing company, since its founding in 1986.  With his experience in promotions and marketing, Mr. Washer contributes to the Board significant organizational and operational management skills, combined with a wealth of experience in promotion and marketing of services.

Daniel S. Wood, 54, has been a director of the Company since July 2001.  Mr. Wood was president of Carclo Technical Plastics, a manufacturer of custom injection moldings, from September 2000 until his retirement in April 2007.   Previously, from 1988 to September 2000, he was the chief operating officer and co-owner of Carrera Corporation, the predecessor to the business of Carclo Technical Plastics. As president of Carclo, Mr. Wood was responsible for the overall operation of that company and for the quality and integrity of its financial statements.  He brings to the Board the knowledge and perspective useful in evaluating the Company’s financial statements, and broad organizational and management skills.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee.  Each of these three committees operates under a written charter, adopted by the Board of Directors of the Company.  The charters are available on the Company’s website, www.consumerportfolio.com/charters.html.  The Board of Directors has concluded that each member of these three committees (every director other than Mr. Bradley, the Company's chief executive officer), is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them have a material relationship with the Company that would impair their independence from management or otherwise compromise the ability to act as an independent director.

The members of the Audit Committee are Mr. Wood (chairman), Mr. Rayhill and Mr. Washer.

The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions that may arise with respect to accounting and auditing policy and procedure.

The Board of Directors has further determined that Mr. Wood has the qualifications and experience necessary to serve as an "audit committee financial expert" as such term is defined in Item 407 of Regulation S-K promulgated by the SEC.   Mr. Wood, as president of Carclo Technical Plastics, was responsible for the preparation and evaluation of the audited financial statements of that company.

The members of the Compensation Committee are Mr. Adams (chairman), Mr. Roberts, and Mr. Wood.   This Committee makes determinations as to general levels of compensation for all employees of the Company and the annual salary of each of the executive officers of the Company, and administers the Company's compensation plans.  Those plans include the Company's 1997 Long-Term Stock Incentive Plan, the Executive Management Bonus Plan, and the CPS 2006 Long-Term Equity Incentive Plan.

The members of the Nominating Committee are Mr. Rayhill (chairman), Mr. Adams and Mr. Washer. Nominations for board positions are made on behalf of the Board of Directors by the nominating committee.  Because neither the Board of Directors nor its nominating committee has received recommendations from shareholders as to nominees, the Board of Directors and the nominating committee believe that it is and remains appropriate to operate without a formal policy with regard to any director candidates who may in the future be recommended by shareholders.  The nominating committee would consider such recommendations if received.

When considering a potential nominee, the nominating committee considers the benefits to the Company of such nomination, based on the nominee's skills and experience related to managing a significant business, the willingness and ability of the nominee to serve, and the nominee's character and reputation. The Company does not have a policy regarding the consideration of diversity in identifying nominees for director.

Shareholders who wish to suggest individuals for possible future consideration for board positions, or to otherwise communicate with the Board of Directors, should direct written correspondence to the corporate secretary at the Company's principal executive offices, indicating whether the shareholder wishes to communicate with the nominating committee or with the Board of Directors as a whole.  The present policy of the Company is to forward all such correspondence to the designated members of the Board of Directors.  There have been no changes in the procedures regarding shareholder recommendations in the past year.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and holders of in excess of 10% of the Company's common stock are required to file reports concerning their transactions in and holdings of equity securities of the Company.  Based on a review of reports filed by each such person, and inquiry of each regarding holdings and transactions, the Company believes that all reports required with respect to the year 2012 were timely filed.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers, which applies to the Company's chief executive officer, chief financial officer, controller and others.  A copy of the Code of Ethics may be obtained at no charge by written request to the Corporate Secretary at the Company's principal executive offices.

Meetings of the Board

The Board of Directors held four meetings and acted seven times by written consent during 2012.  The Audit Committee met five times during 2012, including at least one meeting per quarter to review the Company's financial statements, and acted once by written consent, while the Compensation Committee met four times during 2012 and did not act by written consent.  The Nominating Committee met once during 2012.  Each nominee attended at least 75% of the meetings of the Board of Directors and its committees that such individual was eligible to attend in 2012, other than Mr. Roberts, who missed the 75% measure by one, attending five of the eight meetings he was eligible to attend.  The Company does not have a policy of encouraging directors to attend or discouraging directors from attending its annual meetings of shareholders.  No directors attended last year’s annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES ABOVE.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of Crowe Horwath LLP ("Crowe") to be the Company's independent auditors for the year ending December 31, 2013.  Crowe also performed the audit of the Company's financial statements for the years ended December 31, 2008 through 2012.

A proposal to ratify the Audit Committee’s appointment of Crowe will be presented to shareholders at the Annual Meeting.  If the shareholders do not ratify the selection of Crowe at the Annual Meeting, the Audit Committee will consider selecting another firm of independent public accountants.  Representatives of Crowe are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Fees Paid to Auditors

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firms for the years ended December 31, 2012 and 2011. Crowe has served as the Company’s independent registered public accounting firm since February 2009, and reported on the Company’s financial statements for the years ended December 31, 2008 through 2012.

Audit and Non-Audit Fees	2011	2012
Audit Fees (1)	$685,000	$705,000
Audit-Related Fees (2)	193,200	171,900
Tax Fees (3)	243,000	260,100
All Other Fees	--	--
TOTAL	$1,121,200	$1,137,000
(1) Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2) Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3) The 2012 and 2011 tax fees represent services rendered in connection with preparation of state and federal tax returns for the Company and its subsidiaries.

Audit Committee Supervision of Principal Accountant

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors.  Pursuant to the charter, the Audit Committee pre-approves the audit and permitted non-audit fees to be paid to the independent auditor, and authorizes on behalf of the Company the payment of such fees, or refuses such authorization.  The Audit Committee has delegated to its chairman and its vice-chairman the authority to approve performance of services on an interim basis. In the fiscal years ended December 31, 2012 and December 31, 2011, all services for which audit fees or audit related fees were paid were preapproved by the Audit Committee as a whole, or pursuant to such delegated authority.

In the course of its meetings, the Audit Committee has considered whether the provision of the non-audit fees outlined above is compatible with maintaining the independence of the respective audit firms, and has concluded that such independence is not and was not impaired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP.

PROPOSAL NO. 3 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the shareholders to vote to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 13 below. This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company’s named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The say-on-pay vote will, however, provide information to the board and the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board of Directors and its Compensation Committee value the opinions of the shareholders; accordingly, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will consider the shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Summary of 2012 Executive Compensation Program

Following is a summary of some of the key points of our 2012 executive compensation program:

•	It is simple, comprising base salary, an annual cash bonus pursuant to an incentive plan, and long-term equity incentives.

•	The Compensation Committee of the Board of Directors controls all portions of the compensation payable to executive officers.

•	That committee has from time to time exercised its discretion to reduce cash incentives otherwise payable under the bonus plan.

See the “Executive Compensation” section beginning on page 13 below for more information.

We believe that the information provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. We also believe the compensation paid to our executive officers during 2012 was appropriate in light of our financial performance.

Accordingly, we ask that our shareholders vote “FOR” the following resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

PROPOSAL NO. 4 – NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal Three beginning on page 7 of this proxy statement. By voting on this Proposal Four, shareholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years.

After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are first applicable to the Company this year, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input from our shareholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and is consistent with our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board’s recommendation. Although non-binding, the board and the Compensation Committee will review the voting results. Notwithstanding the board’s recommendation in this year’s proxy statement and the outcome of the shareholder vote, the board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL NO. 5 – AMENDMENT OF 2006 LONG-TERM EQUITY INCENTIVE PLAN

The Board of Directors proposes that the shareholders approve an amendment (the "Amendment") to the Company's 2006 Long-Term Equity Incentive Plan (the "Plan").  The Amendment would increase the maximum number of shares issuable under the Plan by 5,000,000 shares, and would increase the maximum number of shares that may subject to awards granted to any one individual over the life of the Plan from 2,400,000 to 3,000,000. ”) A copy of the Plan as amended is attached as Appendix A.

The Board believes that stock options are essential to attract and retain the most talented personnel available for positions of substantial responsibility, to encourage ownership of the Common Stock by employees of the Company and its subsidiaries, and to promote the Company's success by providing both rewards for exceptional performance and long-term incentives for future contributions.  The Board of Directors believes that the number of shares currently available for issuance will be insufficient to achieve the purposes of the Plan unless additional shares are authorized.  In January and March 2013 the Board and its Compensation Committee acted to amend the Plan (the "Amendment") by increasing by 5,000,000 the total number of shares available for issuance under the Plan, and directed that the Amendment be submitted to the shareholders for approval. The Board recommends that the shareholders approve the Amendment, in order to allow the Company to continue to offer stock options to key employees and directors as part of its overall compensation package. The Amendment will not take effect unless approved by the shareholders.

It should be noted that the Company previously maintained a 1991 Stock Option Plan (the "1991 Plan"), under which a total of 2,657,870 shares were issued to directors, officers and other employees, and a 1997 Long-Term Incentive Plan (the "1997 Plan"), under which a total of 3,491,220 shares were issued to directors, officers and other employees.  An aggregate of 1,514,600 shares may be issued in the future upon exercise of options outstanding under the 1997 Plan.  The 1991 Plan and 1997 Plan (together, the “Prior Plans”) have expired, and therefore no new grants can be made under either of the Prior Plans. No grants under the 1991 Plan remain eligible for exercise.

The number of shares of Common Stock reserved for issuance under the Plan prior to the proposed Amendment is 7,200,000, plus such number of shares as were authorized for issuance under the Prior Plans but become unavailable for issuance due to expiration or other termination of the Prior Plans or of grants thereunder, in all events without issuance of shares.  Giving effect to such adjustments, the total number of shares issuable under the Plan prior to the Amendment, and measured as of the date of this proxy statement, is 9,094,180 shares. Of the shares authorized for issuance under the Plan, approximately 8,305,850 are the subject of outstanding valid options as of the date of this proxy statement, and 328,949 shares have been issued pursuant to exercise of options granted under the Plan.

The number of shares remaining available for future awards under the Plan, after giving effect to all outstanding grants and prior exercises, is 459,381 as of the date of this proxy statement. The Amendment would increase the number of shares issuable under the Plan by 5,000,000, to a total maximum of 14,094,180 shares, of which 5,459,381 would be available for future grants.  To the extent that outstanding grants under the 1997 Plan expire unexercised, any or all of the 1,514,600 shares issuable upon exercise of options that are now outstanding under the 1997 Plan would be added to the total number of shares authorized for issuance under the Plan, and removed from the shares authorized for issuance under the 1997 Plan.  Because any such adjustment is share-for-share, the total number of shares issuable under the Plan and the Prior Plans would be unaffected by such adjustments.

Description of the Plan

The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights and stock awards (as those terms are described below) to employees and directors of the Company and its subsidiaries.  The Company has 578 employees and five non-employee directors, all of whom are eligible to participate in the Plan; however, based on past practice and present policy, it would be reasonable to expect that it will be the Company’s managerial and officer employees (36 individuals) and its five non-employee directors who will receive awards under the Plan. From the inception of the Plan in 2006 to the present, no awards other than stock options have been granted under the Plan. There are no current plans to issue any awards other than stock options; however, the Board and the Compensation Committee have examined the possibility of granting awards of restricted stock, and may do so in the future.

The Board or a Committee of the Board consisting of two or more non-employee directors may administer the Plan.  Currently, the Compensation Committee of the Board administers the Plan.  The Board or the Committee has authority to administer and interpret the Plan and to determine the form and substance of agreements, instruments and guidelines for the administration of the Plan.  The Board or the Committee has authority to determine the employees and directors to be granted stock options under the Plan and to determine the size, type and applicable terms and conditions of such grants.

Because the employees and directors who may receive stock option grants and the amount of such grants are determined by the Board or the Committee from time to time, it is not possible to state the names or positions of, or the number of options that may be granted to, such employees and directors of the Company and its subsidiaries.  However, it can reasonably be anticipated that each person nominated for election as a director at the Annual Meeting, and each executive officer of the Company, may at some time in the future receive grants under the Plan.  The maximum number of shares of Common Stock that may subject to awards granted to any one individual over the life of the Plan has been 2,400,000, and would be increased by the Amendment to 3,000,000.

The Board or the Committee is authorized to establish, at the time each grant is made, the time or times at which stock options may be exercised and whether all of the stock options become exercisable at one time or in increments over time.  The exercise price of stock options is set by the Board or the Committee at the time of the granting of an option, and will not be less than the fair market value of such shares at the time of grant.  It is anticipated that awards will be granted in consideration of the recipients’ continued service with the Company.  In the event of a stock dividend, stock split, reverse stock split or similar capital adjustment, the Plan provides for appropriate adjustments to the number of shares reserved for issuance pursuant to the exercise of stock options, the number of stock options previously granted and the exercise price of stock options previously granted.

The closing price of the Company's Common Stock on the Nasdaq Stock Exchange LLC on March 15, 2013, was $9.96 per share, and the additional 5,000,000 shares to be authorized for issuance under the Plan thus have an aggregate market value of $49,800,000.

The term of stock options granted under the Plan may not be more than ten (10) years from the date of grant.  Options expire upon the earliest to occur of (i) three months following termination of employment, (ii) immediately upon the discharge of an optionee for misconduct that is willfully or wantonly harmful to the Company or any subsidiary, (iii) twelve months after an optionee's death or disability that renders the optionee incapable of continuing employment, (iv) upon the expiration date specified in the optionee's grant agreement, or (v) ten years after the date of grant.

The aggregate exercise price of options may be paid in cash or by cashier’s check, or otherwise as provided in specific option agreements.  Unless otherwise provided by the Board or the Committee administering the Plan, awards granted under the Plan may not be transferred by the optionee or by operation of law other than (i) by will of or by the laws of descent and distribution applicable to a deceased optionee, or (ii) pursuant to a domestic relations order.

The Plan and all rules, guidelines and regulations adopted with respect thereto may be terminated, suspended, modified or amended at any time by action of the Board or the Committee, provided, however, that any increase in the number of shares reserved for issuance pursuant to options granted under the Plan must be approved by the shareholders of the Company.  The Board or the Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not (i) adversely affect the holders of such stock options without such holders' consent, (ii) change the length of the term of such stock options or (iii) change the provisions of such stock options so that they are not permitted under the Plan.

Federal Income Tax Consequences Relating to the Plan

The federal income tax consequences of an optionee's participation in the Plan are complex and subject to change.  The following discussion is a summary of the general rules applicable to stock options.  Recipients of stock options under the Plan should consult their own tax advisors because a taxpayer's particular situation may be such that some variation of the general rules would apply.

Incentive Stock Options

Incentive stock options qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code").  Nonqualified stock options are any stock options that do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee.  The federal income tax consequences of an employee's participation in the Plan are discussed below.

Optionees will not recognize any income upon either the grant or the exercise of incentive stock options and the Company may not take a deduction for federal tax purposes with respect to such grant or exercise.  Upon the sale of the shares of Common Stock obtained through the exercise of incentive stock options by the optionee, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares.  In addition, as discussed below, the exercise of incentive stock options may subject the optionee to alternative minimum tax liability.

If an optionee exercises incentive stock options and does not dispose of the shares received within two years after the date of the grant of such stock options or within one year after the issuance of the shares to him or her, any gain realized upon disposition will be characterized as long-term capital gain.  In such case, the Company will not be entitled to a federal tax deduction. If the optionee disposes of the shares either within two years after the date that the options are granted or within one year after the issuance of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs.  The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the stock options will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the stock options.  In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

The exercise of incentive stock options may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time incentive stock options are exercised over the exercise price of the stock options is included in income for purposes of the alternative minimum tax, even though it is not included in the taxable income for purposes of determining the regular tax liability of an optionee.  Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises incentive stock options.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of incentive stock options.  However, in the event an optionee sells or disposes of stock received upon the exercise of incentive stock options in a disqualifying disposition, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified Stock Options

Nonqualified stock options granted under the Plan do not qualify for any special tax benefits to the optionee.  An optionee will not recognize any taxable income at the time he or she is granted nonqualified stock options.  Upon the exercise of nonqualified stock options, however, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares acquired over the aggregate option exercise price.  The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee.  If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for tax liability.

The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of nonqualified stock options will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such stock options.  Upon a disposition of any shares acquired pursuant to the exercise of nonqualified stock options, the difference between the aggregate sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition.

In general, there will be no federal tax consequences to the Company upon the grant or termination of nonqualified stock options or a sale or disposition of the shares acquired upon the exercise of nonqualified stock options.  Upon the exercise of nonqualified stock options, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE PLAN.

PROPOSAL 6 — APPROVAL OF THE MATERIAL TERMS OF THE COMPANY’S EXECUTIVE MANAGEMENT BONUS PLAN COMPENSATION

Introduction

At the Annual Meeting, the Company’s shareholders will be requested to consider and act upon a proposal to approve the material terms of the updated Executive Management Bonus Plan (the “EMB Plan”), a copy of which is attached as Appendix B.

The EMB Plan is a formal statement of policies that have generally guided the Company’s criteria for award of annual bonus compensation to its officers for many years. The material terms of the existing EMB Plan were approved by the shareholders in June 2008. Such shareholder approval is effective for a period of five years. Accordingly, the Board of Directors has directed that the material terms of the EMB Plan be submitted to the Company’s shareholders to request approval at this 2013 Annual Meeting.

The purpose of the EMB Plan is to increase shareholder value by providing an incentive for the achievement of goals that support CPS strategic plan. Although no shareholder approval is required for the Company to enact and maintain a bonus plan for its executives, shareholder approval of the material terms of the EMB Plan is required to ensure tax deductibility by the Company of bonuses payable thereunder. Accordingly, the amendment to the EMB Plan will be effective whether or not the shareholders approve the material terms at the Annual Meeting.  If such approval is not given, and the Company in the future pays compensation thereunder in excess of the limits contained in the pre-amendment EMB Plan, the Company's ability to treat such compensation as a deductible expense for tax purposes may be limited.  The Company, acting through its Compensation Committee, would take that fact into account in determining whether to exceed the pre-amendment limits.

Description

Set forth below is a summary of the material terms of the EMB Plan that shareholders are being asked to approve.

      Administration. The EMB Plan is administered by the Compensation Committee of the Board. Among other things, the Compensation Committee will have the authority to select participants in the EMB Plan from among the Company’s executive officers and to determine the performance goals, target amounts and other terms and conditions of awards under the EMB Plan. The Compensation Committee also will have the authority to establish and amend rules and regulations relating to the administration of the EMB Plan. All decisions made by the Compensation Committee in connection with the EMB Plan will be made in the Compensation Committee’s sole discretion and will be final and binding.

      Eligibility. The chief executive officer and other officers of the Company and its subsidiaries (approximately 18 officers), as recommended and designated by the Compensation Committee, are eligible to be granted awards under the EMB Plan.

      Terms of Awards. Awards under the EMB Plan will be payable upon the achievement during each fiscal year of specified objective and individual performance goals. At the beginning of each fiscal year, the Compensation Committee will establish the performance goals (both objective and individual) for each plan participant, the relative weighting between the objective and individual performance goals and the target amount of the award that will be earned if the performance goals are achieved in full. After the end of the performance period, the Compensation Committee will certify the extent to which the performance goals are achieved and determine the amount of the award that is payable; provided that the Compensation Committee will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the payout calculated under the EMB Plan.

      Objective Performance Goals. The EMB Plan provides that at the beginning of each plan year (the Company’s fiscal year), the Compensation Committee selects one or more specific objective performance measures from among the following: earnings per share, earnings per share before tax, return on capital, originations growth, originations volume, return on assets shareholder total return, and portfolio net loss percentage (collectively, the “Objective Performance Measures”). The Compensation Committee then sets Objective Performance Goals for each participant based on the Objective Performance Measure or Measures selected, together with related target awards. The weighting of the Objective Performance Goals may vary from participant to participant. For the year 2013, the Compensation Committee has selected positive earnings per share before tax as the Objective Performance Measure for all participants. The maximum amount payable under the EMB Plan to any individual with respect to achievement of the Objective Performance Goals is $4,000,000 in the case of an individual serving as chief executive officer, and $750,000 in the case of any other participant.  These maximum amounts represent increases from $2,500,000 and $500,000, respectively, prior to the amendment.

The actual awards to be paid under the EMB Plan cannot be determined at this time since the awards are dependent on the Company’s financial performance for the year 2013 and subsequent years.  The aggregate amounts awarded for services performed in the years 2011 and 2012 were $3,319,268 (16 participants), and $4,151,000 (17 participants), respectively.

      Individual Performance Goals. The EMB Plan provides further that the remaining portion of the total bonus payout available to participants is to be based on individual goals with corresponding percentage weights designed to measure a participant’s achievements. Such Individual Performance Goals may differ from participant to participant and are established for each plan year.

      Target Awards. The Compensation Committee will also determine the amount of the target awards that will be paid to each plan participant if the Objective Performance Goals and Individual Performance Goals are met and the method by which such amounts will be calculated.

Reason for Shareholder Approval

      The EMB Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, “performance-based compensation,” which is compensation paid solely upon the achievement of Objective Performance Goals, the material terms of which are approved by the shareholders of the paying corporation, will still qualify for a corporate tax deduction. The shareholders of the Company are accordingly being asked to approve the material terms of the EMB Plan, as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MATERIAL TERMS OF THE EXECUTIVE MANAGEMENT BONUS PLAN.

INFORMATION REGARDING THE COMPANY

EXECUTIVE COMPENSATION

The following table summarizes all compensation earned during the two fiscal years ended December 31, 2012 and 2011 by the Company's chief executive officer, and the other two most highly compensated individuals (such three individuals, the "named executive officers") who were serving in such position or as executive officers at any time in 2012.

Summary Compensation Table
Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Option Awards (1)	All Other Compensation (2)	Total
Charles E. Bradley, Jr.	2012	$ 900,000	$ 1,950,000	$456,370	$ 600	$3,281,970
President & Chief	2011	900,000	1,814,107	279,146	600	2,993,853
Executive Officer
Robert E. Riedl	2012	374,000	287,000	48,918	600	710,518
Sr. Vice President &	2011	340,000	208,000	104,355	600	652,955
Chief Investment Officer
Michael T. Lavin	2012	325,000	274,000	48,918	10,756	658,674
Sr. Vice President – Legal	2011	283,000	189,000	79,770	600	552,370

(1)
Represents the dollar value of accrued for financial accounting purposes in connection with the grant of such options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The assumptions used in such valuation are discussed in our financial statements, at note 1, under the heading “Stock Option Plan.”

(2)
Amounts in this column represent (a) any cash payout of accrued and unused vacation time, and (b) premiums paid by the Company for group life insurance, in the amount of $600 for each of the named executive officers.

Grants of Plan-Based Awards in Last Fiscal Year

In the year ended December 31, 2012, we did not grant any stock awards or stock appreciation rights to any of our named executive officers.  We granted options to substantially all of our management level employees on April 3 and July 16, 2012, and to our chief executive officer and four others on November 8, 2012. The option grants noted in the tables above and below were awarded to the named executive officers as part of those grants.

In the April 2012 grant, the chief executive officer received an option to purchase 140,000 shares of the Company's common stock at the market closing price ($1.20 per share) on the date of grant, with such right to purchase to become exercisable in increments of 20% on each of the first through fifth anniversaries of the grant date, and to expire on the tenth anniversary.  Each of the other executive officers of the Company (including the named executive officers) received a grant at that time on the same terms, with respect to 36,000 shares.

In the July 2012 grant, the chief executive officer received options to purchase 60,000 shares of the Company's common stock at the market closing price ($1.94 per share) on the date of grant, with such right to purchase to become exercisable in increments of 20% on each of the first through fifth anniversaries of the grant date, and to expire on the tenth anniversary. Each of the other executive officers of the Company (including the named executive officers) received a grant at that time on the same terms, with respect to 14,000 shares.  In the November 2012 grants, the chief executive officer received an option to purchase 100,000 shares of the Company's common stock at the market closing price ($3.72 per share) on the date of grant, with such right to purchase to become exercisable on May 8, 2013, and to expire on November 8, 2022.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth as of December 31, 2012 the number of unexercised options held by each of the named executive officers, the number of shares subject to then exercisable and unexercisable options held by such persons and the exercise price and expiration date of each such option.  Each option referred to in the table was granted at an option price per share no less than the fair market value per share on the date of grant. None of such individuals holds a stock award; accordingly, only information concerning option awards is presented.

Option awards: Name
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date

Charles E. Bradley, Jr.	40,000	-		$1.50	7/17/2013
	240,000	-		$1.50	4/26/2014
	120,000	-		$1.50	4/29/2015
	40,000	-		$1.50	12/30/2015
	80,000	-		$1.50	10/25/2016
	120,000	-		$1.50	2/27/2017
	40,000	-		$1.50	7/30/2017
	32,000	8,000	(1)	$1.50	1/30/2018
	72,000	48,000	(2)	$0.77	5/13/2019
	20,000	80,000	(3)	$1.81	4/27/2020
	100,000	100,000	(4)	$1.19	12/31/2020
	20,000	80,000	(5)	$1.03	6/23/2021
	83,333	-		$1.75	11/23/2021
	250,000	-		$1.75	11/23/2021
	166,666	-		$1.50	11/23/2021
	20,000	80,000	(6)	$0.95	11/23/2021
	-	140,000	(7)	$1.20	4/3/2022
	-	60,000	(8)	$1.94	7/16/2022
	-	100,000	(9)	$3.72	11/8/2022

Robert E. Riedl	75,000	-		$1.92	2/3/2013
	20,000	-		$1.50	7/17/2013
	80,000	-		$1.50	4/26/2014
	40,000	-		$1.50	4/29/2015
	20,000	-		$1.50	12/30/2015
	40,000	-		$1.50	10/25/2016
	10,000	-		$1.50	2/27/2017
	20,000	-		$1.50	7/30/2017
	16,000	4,000	(10)	$1.50	1/30/2018
	36,000	24,000	(2)	$0.77	5/13/2019
	10,000	15,000	(3)	$1.81	4/27/2020
	10,000	40,000	(5)	$1.03	6/23/2021
	20,000	80,000	(6)	$0.95	11/23/2021
	-	36,000	(7)	$1.20	4/3/2022
	-	14,000	(8)	$1.94	7/16/2022

Michael T. Lavin	10,000	-		$1.50	7/17/2013
	10,000	-		$1.50	4/26/2014
	10,000	-		$1.50	4/29/2015
	10,000	-		$1.50	12/30/2015
	20,000	-		$1.50	10/25/2016
	5,000	-		$1.50	2/27/2017
	10,000	-		$1.50	7/30/2017
	8,000	2,000	(10)	$1.50	1/30/2018
	18,000	12,000	(11)	$1.15	5/6/2019

36,000	24,000	(2)	$0.77	5/13/2019
10,000	15,000	(3)	$1.81	4/27/2020
10,000	40,000	(5)	$1.03	6/23/2021
40,000	-		$1.95	11/23/2021
10,000	40,000	(6)	$0.95	11/23/2021
-	36,000	(7)	$1.20	4/3/2022
-	14,000	(8)	$1.94	7/16/2022

(1) Exercisable in full on February 30, 2013.
(2) Exercisable as to additional increments of 20% of the total underlying shares on May 13, 2013 and 2014.
(3) Exercisable as to additional increments of 20% of the total underlying shares on April 27, 2013, 2014 and 2015.
(4) Exercisable as to additional increments of 50,000 shares on December 31, 2013 and 2014.
(5) Exercisable as to 20% of the total underlying shares on June 23, 2013, 2014, 2015 and 2016.
(6) Exercisable as to additional increments of 20% of the total underlying shares on November 23, 2013, 2014, 2015 and 2016.
(7) Exercisable as to increments of 20% of the total underlying shares on April 3, 2013, 2014, 2015, 2016 and 2017.
(8) Exercisable as to increments of 20% of the total underlying shares on July 16, 2013, 2014, 2015, 2016 and 2017.
(9) Exercisable in full on May 8, 2013.
(10) Exercisable in full as of January 30, 2013.
(11) Exercisable as to additional increments of 20% of the total underlying shares on May 6, 2013 and 2014.

Option Exercises in Last Fiscal Year

Of the named executive officers, Messrs. Bradley and Lavin exercised stock options during 2012.  Mr. Bradley realized value of $169,150 by exercising options to purchase 85,000 shares, and Mr. Lavin realized value of $23,880 by exercising options to purchase 12,000 shares, in each case on July 23, 2012, which was the date on which such options would otherwise have expired.  Subsequent to year-end, Mr. Riedl realized value of $336,750 by exercising options to purchase 75,000 shares on January 30, 2013.

Bonus Plan (Non-equity Incentive Plan)

The salary and cash bonus of the named executive officers are determined by the Compensation Committee. The compensation appearing in the Summary Compensation Table above under the caption "Non-Equity Incentive Plan Compensation" is paid pursuant to an executive management bonus plan (the “EMB Plan”).   The EMB Plan is administered by the Compensation Committee. Among other things, the Compensation Committee selects participants in the EMB Plan from among the Company’s executive officers and determines the performance goals, target amounts and other terms and conditions of awards under the EMB Plan. With respect to officers other than the chief executive officer, determinations of base salary and of criteria relating to the EMB Plan are based in part on evaluations of such officers prepared by the chief executive officer, which are furnished to and discussed with the Compensation Committee.

The Year 2011    The compensation committee set multiple objective and subjective goals for our chief executive for the year 2011.  Each of four major goals carried a target valuation of 40%, expressed as a percentage of the officer’s base annual salary of $900,000, and seven minor goals carried target valuations of 10% or 20%, with a total maximum target of 270%.  The major objectives were to increase our monthly purchases of retail installment contracts (40% in the aggregate, creditable in increments of 10% for reaching monthly levels of $17 million, $20 million, $25 million and $30 million), to extend our residual credit facility (40%), to cause our other officers to perform as desired (based on evaluations of all officers other than the chief executive, 40%), and to meet a budget objective (measured quarterly, in increments of 10%). Secondary objectives, each valued at 10% unless otherwise indicated, were to open an additional warehouse credit facility, to put into place a program for independent dealers, to find an opportunity to purchase a portfolio (20%), to increase the applicable advance for our warehouse financing (20%), open a new residual financing credit facility, to complete three securitizations (10% each), and to increase the effective advance rate in our April 2010 delayed draw credit facility.

The committee evaluated the chief executive’s performance in comparison to the goals.  It determined that we increased our originations volume to in excess of $30 million per month while maintaining credit quality, representing creditable performance of the full target 40%. The committee’s global evaluation of our other officers’ performance was that the objective was 80% met. As applied to the chief executive’s target of 40%, this yielded creditable performance of 32%.  The committee determined that the budget objective was met only in the first quarter of 2011, and credited the chief executive with 10% value out of the maximum target of 40%.  The committee noted that we extended the maturity of our residual credit facility in May 2011 (40%), that we opened a second warehouse credit facility in February 2011 (10%), and that we acquired a bulk portfolio of receivables in September 2011 (20%).  The committee determined that our new program for independent dealers was in place (10%), and that we executed three securitizations of regular receivables (30%). Further, although we did not open a new residual credit facility, we were successful in raising the effective advance rates applicable to our warehouse credit facility opened in 2010 (20%), and to our April 2010 delayed draw credit facility (10%). The aggregate valuation of creditable performance was 222%, which would imply a bonus payment under our executive management bonus plan of $1,998,000.  In light of our having incurred substantial losses for the year, the committee elected to pay a bonus of twenty percentage points less than the creditable percentage, in the amount of $1,814,107, representing 202% of our chief executive’s base salary.

Our compensation committee set separate objective and subjective goals for our other named executive officers, Michael Lavin (our corporate counsel) and Robert Riedl (our chief investment officer).  Each such goal carried a target valuation, expressed as a percentage of the officer’s base salary, with a total maximum target of 100% of each such officer’s base salary.  Each of these officers was evaluated against common standards, as follows:

(i) the corporation’s meeting its budget target                                   20%
(ii) individual performance                                                                      20%
(iii) departmental performance                                                                20%
(iv) discretionary evaluation                                                                   20%

In addition, each of the two officers was tasked with three individual operational goals with an aggregate maximum value of 20% of base salary.

Our compensation committee evaluated each officer’s performance in relation to these standards and goals. As the corporation did not meet its overall budget target, each officer received zero credit with respect to that 20% target.

Regarding Mr. Lavin, the compensation committee, acting in part on the advice of our chief executive officer, determined that creditable performance for 2011 was 19.8% with respect to individual performance, 20% with respect to departmental performance, and 20% with respect to operational goals. The compensation committee approved the chief executive’s recommendation of an additional 20% as discretionary performance credit. Total creditable performance for our corporate counsel was thus computed as 79.8% of his $283,000 base salary, which would imply a bonus payment under our executive management bonus plan of $226,000.

Regarding Mr. Riedl, the compensation committee, acting in part on the advice of our chief executive officer, determined that creditable performance for 2011 was 18.6% with respect to individual performance, 20% with respect to departmental performance, and 18% with respect to operational goals.  The compensation committee approved the chief executive’s recommendation of an additional 20% as discretionary performance credit. Total creditable performance for our chief investment officer was thus computed as 76.6% of his $340,000 base salary, which would imply a bonus payment under our executive management bonus plan of $260,000. In light of our having incurred substantial losses for the year, the committee elected to pay to each of these two officers a bonus of less than the creditable percentage. In each case, the committee reduced the computed bonus amounts by 20%, resulting in payments to our corporate counsel and chief investment officers, respectively, of $181,000 and $208,000.

The Year 2012    The compensation committee set multiple objective and subjective goals for our chief executive for the year 2012.  Each of five major goals carried a target valuation of 40%, expressed as a percentage of the officer’s base annual salary of $900,000, and six minor goals carried target valuations of 10% or 20%, with a total maximum target of 300%.  The major objectives were to increase our monthly purchases of retail installment contracts (40% in the aggregate, creditable in increments of 10% for reaching monthly levels of $35 million, $40 million, $45 million and $50 million), to cause our other officers to perform as desired (based on evaluations of all officers other than the chief executive, 40%), to meet a budget objective (measured quarterly, in increments of 10%), to find an opportunity to purchase a portfolio or company, and to cause the Company’s common stock to trade at levels in excess of $1.50 per share, $1.75 per share, $2.00 per share and $2.50 per share.

Secondary objectives, each valued at 20% unless otherwise indicated, were to open an additional warehouse credit facility, to extend or replace our residual credit facility, to increase the applicable advance for our warehouse financing, to complete the previous year’s audit with a clean opinion (10%), to settle certain long-outstanding litigation on favorable terms (10%), and to complete four securitizations (5% each).

The committee evaluated the chief executive’s performance in comparison to the goals.  It determined that we increased our originations volume to in excess of $50 million per month while maintaining credit quality, representing creditable performance in the amount of the full target of 40%. The committee’s global evaluation of our other officers’ performance was that the objective was 87% met. As applied to the chief executive’s target of 40%, this yielded creditable performance of 34%.  The committee determined that the budget objective was met in each quarter of 2012, and credited the chief executive with the full value of 40%.  The committee noted that we did not have the opportunity to purchase a portfolio or company on favorable terms, and assigned zero value to that objective.  Finally, the committee noted that our common stock had traded above all the targets from September 2012 onward, representing creditable performance of 40%.

Evaluating performance of the secondary objectives, the committee noted that we opened a new warehouse credit facility in May 2012, that we extended the maturity of our residual credit facility to September 2013, that we executed four securitizations of regular receivables, and that the auditors’ opinion on our financial statements was without qualification or comment.  These four secondary objectives were thus met in full, representing creditable performance of 70%. The committee determined that the new warehouse facility had an effective advance rate above the target, but noted that the Company’s other warehouse facility continued to have an advance rate below the target at year-end, and accordingly determined that creditable performance on the advance rate objective was 10%. The aggregate valuation of all creditable performance was thus 234%, which would imply a bonus payment under our executive management bonus plan of $2,106,000.  In light of our having incurred substantial losses in recent years, the committee elected to pay a bonus of less than the creditable percentage, in the amount of $1,950,000, representing 217% of our chief executive’s base salary.

Our compensation committee set separate objective and subjective goals for our other named executive officers, Michael Lavin (our corporate counsel) and Robert Riedl (our chief investment officer).  Each such goal carried a target valuation, expressed as a percentage of the officer’s base salary, with a total maximum target of 100% of each such officer’s base salary.  Each of these officers was evaluated against common standards, as follows:

(i) the corporation’s meeting its budget target                                    10%
(ii) individual performance                                                                      16%
(iii) departmental performance                                                                40%
(iv) discretionary evaluation                                                                   10%

In addition, each of the two officers was tasked with three individual operational goals with an aggregate maximum additional value of 24% of base salary.

Our compensation committee evaluated each officer’s performance in relation to these standards and goals. As the corporation succeeded in meeting its overall budget target, each officer received full credit with respect to that 10% target.

Regarding Mr. Lavin, the compensation committee, acting in part on the advice of our chief executive officer, determined that creditable performance for 2012 was 14.4% with respect to individual performance, 36% with respect to departmental performance, and 24% with respect to operational goals. The compensation committee approved the chief executive’s recommendation that no discretionary performance credit be allocated. Total creditable performance for our corporate counsel was thus computed as 84.4% of his $325,000 base salary, which yielded an indicated bonus payment under our executive management bonus plan of $274,000.

Regarding Mr. Riedl, the compensation committee, acting in part on the advice of our chief executive officer, determined that creditable performance for 2012 was 12.8% with respect to individual performance, 30% with respect to departmental performance, and 24% with respect to operational goals. The compensation committee approved the chief executive’s recommendation that no discretionary performance credit be allocated. Total creditable performance for our chief investment officer was thus computed as 76.8% of his $374,000 base salary, which yielded an indicated bonus payment under our executive management bonus plan of $287,000. The committee elected to pay to each of these two officers a bonus in the full indicated amount.

Pension Plans

The Company's officers do not participate in any pension or retirement plan, other than a tax-qualified defined contribution plan (commonly known as a 401(k) plan). Each of the named executive officers is employed "at will" by the Company, and none has an employment contract.  The Compensation Committee has considered entering into agreements with one or more of the Company's officers that might pay additional compensation following a change in control, and may authorize such agreement(s) in the future, but no such agreements are in place as of the date of this report.

Director Compensation

Throughout 2012, CPS paid its non-employee directors a retainer of $3,000 per month, with an additional fee of $500 per month for service on a board committee ($1,000 for a committee chairman).  Non-employee directors also received per diem fees of $1,000 for attendance in person at meetings of the board of directors, or $500 for attendance by telephone. No per diem fees are paid for attendance at committee meetings.  Pursuant to the Company's policy that is applicable to all of its non-employee members, the Board in 2012 issued to each non-employee director options to purchase an aggregate of 25,000 shares.  Such options were issued to each non-employee director on April 3 with respect to 18,000 shares, and July 16 with respect to 7,000 shares. The exercise prices of all such options are the closing price of the Company’s common stock on the date of respective dates of grant, which were $1.20 per share on April 3, and $1.94 per share on July 16. The following table summarizes compensation received by the Company’s directors for the year 2012:

Name of Director	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Chris A. Adams	$64,000	$10,578	$74,578
Charles E. Bradley, Jr. (3)	-	-	-
Brian J. Rayhill	70,000	10,578	80,578
William B. Roberts	50,000	10,578	60,578
Gregory S. Washer	64,000	10,578	74,578
Daniel S. Wood	70,000	10,578	80,578

(1)           This column reports the amount of cash compensation earned in 2012 for Board and committee service.

(2)           This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2012 fiscal year for the fair value of stock options granted to the directors in 2012.  The fair value was estimated using the Black-Scholes option-pricing model in accordance with SFAS 123R.  The weighted average fair value per option was $0.423, based on assumptions of 2.0 years expected life, expected volatility of 54.23%, expected dividend yield of 0.0%, and a risk-free rate of 0.29%.  In addition to the stock option awards granted in 2012, our directors held at December 31, 2012 option awards granted in previous years. The total options held at December 31, 2012 represent the right to purchase shares as follows: Mr. Bradley, 2,089,999 shares; Mr. Adams, 132,000 shares; Mr. Rayhill, 187,000 shares; Mr. Roberts, 137,000 shares; Mr. Washer, 147,000 shares; and Mr. Wood, 112,000 shares.

(3)           Mr. Bradley's compensation as chief executive officer of the Company is described elsewhere in this report.  He received no additional compensation for service on the Company's Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of the our Common Stock (our only class of voting securities) owned beneficially as of the February 20, 2013, the record date, by (i) each person known to us to own beneficially more than 5% of the outstanding Common Stock, (ii) each nominee for election as director or named executive officer, and (iii) all of our director nominees and executive officers, as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by such persons.  Except as otherwise noted, each person named in the table has a mailing address at 19500 Jamboree Road, Irvine, California 92612

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Charles E. Bradley, Jr.	3,111,776		14.4%
Chris A. Adams	146,000		*
Brian J. Rayhill	207,000		1.0%
William B. Roberts	1,031,107		5.1%
Gregory S. Washer	241,927		1.2%
Daniel S. Wood	239,000	(2)	1.2%
Michael T. Lavin	255,710		1.3%
Robert E. Riedl	414,958		2.0%
All directors, nominees and executive officers combined (13 persons)	7,360,597	(3)	30.4%
Levine Leichtman Capital Partners IV, L.P., 335 N. Maple Drive, Suite 240, Beverly Hills, CA 90210	5,256,819	(4)	23.9%
Citigroup Financial Products Inc., 388 Greenwich Street, New York, NY 10013	2,001,253	(5)	9.1%
Integrated Core Strategies (US) LLC, c/o Millennium Management LLC, 666 Fifth Ave., New York, NY 10103	1,233,445	(6)	6.1%
Fortress Investment Group LLC, 1345 Ave. of the Americas, New York, NY	1,158,087	(7)	5.4%
EJF Capital LLC, 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201	1,014,762	(8)	5.0%

*           Less than 1.0%
(1)
Includes certain shares that may be acquired within 60 days after February 20, 2013 from the Company upon exercise of options, as follows:  Mr. Bradley, 1,479,999 shares; Mr. Adams, 132,000 shares; Mr. Rayhill, 187,000 shares; Mr. Roberts, 137,000 shares; Mr. Washer, 147,000 shares; Mr. Wood, 112,000 shares; Mr. Lavin, 216,200 shares, and Mr. Riedl, 333,200 shares.  The calculation of beneficial ownership also includes, in the case of the executive officers, an approximate number of shares each executive officer could be deemed to hold through contributions made to the Company's Employee 401(k) Plan (the "401(k) Plan").  The 401(k) Plan provides an option for all participating employees to purchase stock in the Company indirectly by buying units in a mutual fund.  Each "unit" in the mutual fund represents an interest in Company stock, cash and cash equivalents.

(1)	Includes certain shares that may be acquired within 60 days after February 20, 2013 from the Company upon exercise of options, as follows: Mr. Bradley, 1,479,999 shares; Mr. Adams, 132,000 shares;

(2)	Includes 5,000 shares owned by the reporting person’s wife, as to which beneficial ownership is disclaimed.
(3)	Includes 4,091,399 shares that may be acquired within 60 days after February 20, 2013, upon exercise of options and conversion of convertible securities.
(4)
Of which, 1,896,895 are shares that may be acquired upon exercise of presently-exercisable warrants. Based on a report on Schedule 13D/A filed by Levine Leichtman Capital Partners IV, L.P. and others on February 20, 2013. A subsequent amendment, filed March 14, 2013, states that the reporting persons have reduced their beneficial ownership to 4,132,639 shares, or 18.8%, including 1,896,895 shares that may be acquired upon exercise of presently-exercisable warrants.

(5)	2,000,000 of which are shares that may be acquired upon exercise of presently-exercisable warrants. Based on a report on Schedule 13G/A filed by the named person and others on February 1, 2013.
(6)	Based on a report on Schedule 13G/A filed by the named person and others on February 8, 2013.
(7)	All of which are shares that may be acquired upon exercise of presently exercisable warrants. Based on a report on Schedule 13D filed by Fortress Investment Group LLC on October 2, 2009.
(8)	Based on a report on Schedule 13G filed by the named person and others on February 25, 2013.

The table below presents information regarding securities authorized for issuance under equity compensation plans, including the CPS 2006 Long-Term Equity Incentive Plan, as of December 31, 2012.

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (excluding securities
Plan Category	Outstanding Options	Outstanding Options	reflected in first column)
Plans approved by shareholders	8,652,050	$1.58	1,924,381
Plans not approved by shareholders	None	N/A	N/A
Total	8,652,050	$1.58	1,924,381

It should be noted that the number of shares remaining available was subsequently reduced by a grant of an aggregate of 1,465,000 options on February 1, 2013.  Giving effect to that grant would cause the number of securities to be issued upon exercise of outstanding options to increase to 10,117,050, the weighted average exercise price to increase to $2.34, and the number of securities remaining available to decrease to 459,381.  The Company’s option plan and the availability of shares are discussed in greater detail in Proposal Five, above.

Audit Committee Report
The Audit Committee reviews the Company's financial reporting process on behalf of the Board and meets at least once per quarter to review the Company’s financial statements.  The Audit Committee acts pursuant to a written charter adopted by the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.
In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2012 (the "Audited Financial Statements").  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company.  Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.
The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.  The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.  Pursuant to the terms of its charter, the Audit Committee approves the engagement of auditing services and permitted non-audit services including the related fees and general terms.  Mr. Wood (chairman of the Audit Committee) is considered by the Board of Directors to have the qualifications and experience necessary to serve as an "audit committee financial expert."
THE AUDIT COMMITTEE
Daniel S. Wood
Brian J. Rayhill
Gregory S. Washer

CERTAIN TRANSACTIONS

Citigroup.  On July 10, 2008, CPS and its wholly owned subsidiary Folio Funding II, LLC, as borrower, agreed with Citigroup Financial Products Inc. (“CGFP”), an affiliate of Citigroup Inc. (“Citigroup”), to amend and restate the agreements governing a pre-existing revolving residual credit facility. CGFP is the note purchaser in and administrative agent of that credit facility.

Under the original facility, CPS sold eligible residual interests in securitizations to the borrower, which in turn pledged the residuals as collateral for floating rate borrowings from the note purchaser. The amount available for borrowing was computed by the administrative agent using a valuation methodology of the residuals, and was subject to an overall maximum principal amount of $120 million. The indebtedness of the borrower was represented by (i) a $60 million Class A-1 Variable Funding Note, and (ii) a $60 million Class A-2 Term Note. The facility's revolving feature was to expire by its terms on July 10, 2008, and the Class A-1 Note was to be due at that time. The Class A-2 Note was to be due on July 10, 2009.

With the amendments to this facility, CPS prepaid a portion of the outstanding notes, reducing the outstanding principal balance to $70 million, and the notes were re-designated as (i) a $10 million Class A-1 Term Note, and (ii) a $60 million Class A-2 Term Note. Approximately $4 million of the principal prepayment represented the agreed value of a warrant to purchase (for nominal consideration) 2,500,000 shares of Company common stock, which warrant was issued to an affiliate of CGFP, and was subsequently transferred to CGFP. Upon issuance of such warrant, CGFP became a person with beneficial ownership of greater than 5% of the Company’s common stock. The Class A-1 Term Note and Class A-2 Term Note provide for minimum required levels of amortization, and were due in June 2009. However, the Company also received an option, if certain conditions were met, to extend the maturity for an additional year to June 2010. The maturity was so extended in 2009. On May 27, 2010, the Company and CGFP agreed to further amendments, which (i) extended the maturity date from June 15, 2010 to May 26, 2011, and (ii) increased the interest rate by 2.00%, to a floating rate equal to 30 day LIBOR plus 12.875%. The Company also paid an extension fee of $400,000, and agreed to change the priority of distributions from the 2008-B Trust (described below), to create an additional priority return in favor of CGFP, in its capacity as one of the holders of the residual interest in the 2008-B Trust. Further amendments on May 26, 2011 and February 13, 2012 extended the maturity of the remaining indebtedness to February 1, 2013, with the Company having the option to extend the maturity further, to May 13, 2013, upon satisfaction of certain conditions.  On September 19, 2012, the Company and CGFP amended the terms of the remaining indebtedness. The amendments (i) extend the scheduled maturity date for the indebtedness outstanding under the Residual Facility from February 13, 2013 to September 13, 2013, and (ii) subject to certain conditions relating to the performance of the underlying residual assets, suspend the amortization of such indebtedness until that extended scheduled maturity date.  The Company also paid a fee of $137,727 (1% of the indebtedness outstanding).

The maximum principal amount of such indebtedness to CGFP during 2012 was $21.9 million, and during 2011 was $39.4 million.  During 2012, the Company paid $8.1 million of principal and $2.2 million of interest on the debt. During 2011, the Company paid $17.5 million of principal and $4.0 million of interest on the debt. The principal amount outstanding as of February 28, 2013 is $13.8 million.  Interest on such indebtedness accrued throughout 2011 and 2012 at a floating rate computed as 30-day LIBOR plus 12.875%.

On March 10, 2010, the Company repurchased a portion of the warrant, representing 500,000 of the 2,500,000 shares available for purchase upon exercise of such warrant.  The aggregate purchase price of $979,995 paid to CGFP represented a per-share price of $1.96 per share, which was the closing price of the Company’s common stock for March 9, 2010, less the nominal exercise price of that portion of the warrant.

On September 26, 2008, the Company sold approximately $198.7 million in adjusted principal amount of automobile purchase receivables to its wholly-owned subsidiary CALT SPE, LLC, which then transferred those receivables to Auto Loan Trust, a Delaware statutory trust (the “2008-B Trust”).  Those receivables are substantially all of the assets of the 2008-B Trust.  The purchase price was funded by the 2008-B Trust’s issuance and sale of structured notes.  An affiliate of CGFP purchased 95% of the notes, and the Company purchased the remaining 5%.  CGFP and the Company held the residual interests in the 2008-B Trust.

On September 27, 2010, the Company purchased from the 2008-B Trust the receivables that it had sold in the September 26, 2008 transaction, causing the outstanding notes issued by the 2008-B Trust to be repaid (in the aggregate principal amount of $62.4 million).  On the same date, the Company sold those purchased receivables to its wholly-owned subsidiary CPS Receivables Four LLC, which then transferred the receivables to CPS Auto Receivables Trust 2010-A, a Delaware statutory trust (the “2010-A Trust”).  Those receivables are substantially all of the assets of the 2010-A Trust.  The purchase price was funded by the 2010-A Trust’s issuance and sale of three classes of structured notes.

On August 26, 2011, another affiliate of Citigroup (Citigroup Global Markets, Inc. or “CGMI”) agreed to purchase certain below investment grade notes to be issued not later than August 25, 2012 by securitization trusts sponsored by CPS.   In September 2011, December 2011 and March 2012, CGMI acted as a placement agent of asset-backed notes issued by securitization trusts sponsored by CPS.  The issuances of investment-grade and below investment-grade notes, the amounts of below investment-grade notes purchased by CGMI, the role of CGMI in these transactions, and the placement compensation to CGMI, are set forth in the following table:

	September 2011	December 2011	March 2012	June 2012	September 2012	December 2012	March 2013
CGMI role	Co-lead agent	Managing lead agent	Managing lead agent	Managing lead agent	Managing lead agent	Managing lead agent	Managing lead agent
Investment-grade notes issued	$99,942,000	$108,000,000	$141,050,000	$128,765,000	$133,770,000	$146,400,000	$169,730,000
Below investment-grade notes issued	9,994,000	11,400,000	13,950,000	12,735,000	13,230,000	13,600,000	15,270,000
Below investment-grade notes purchased by CGMI	4,997,000	5,700,000	-	3,184,000	-	-	-
Fees paid to CGMI	94,988	1,298,081	1,249,397	1,061,726	1,069,765	932,400	1,076,450

On May 11, 2012, the Company entered into a one-year revolving credit agreement (the "Citi Warehouse Agreement") and related agreements with affiliates of Citigroup and others, under which the lenders have agreed to lend up to a maximum of $100 million, to be secured by automobile receivables. In connection with the Citi Warehouse Agreement, the Company paid a closing fee of $1,000,000. The Company first incurred indebtedness under the Citi Warehouse Agreement in the amount of $9.1 million on May 14, 2012. The Company used the proceeds of that draw for working capital. The maximum principal amount of indebtedness under the Citi Warehouse Agreement during 2012 was $53.1 million.  During 2012, the Company paid $172.4 million of principal and $1.1 million of interest on such debt.  As of February 28, 2013, the principal amount owed was $42.1 million. The Company intends to incur additional indebtedness under the Citi Warehouse Agreement from time to time as it purchases motor vehicle receivables from dealers

Levine Leichtman Capital Partners.  On June 30, 2008, the Company entered into a Securities Purchase Agreement and related agreements pursuant to which Levine Leichtman Capital Partners IV, L.P (“LLCP”) purchased a $10 million five-year note issued by the Company. The indebtedness to LLCP is secured by substantially all of the Company’s assets, though not by the assets of its special-purpose financing subsidiaries.

In connection with the Securities Purchase Agreement, the Company paid to LLCP a closing fee of $1.1 million and issued to LLCP (i) 1,225,000 shares of the Company’s common stock, (ii) a warrant that represented the right to purchase, at the time of issuance, 275,000 shares of the Company’s common stock, at a nominal exercise price (the "N Warrant"), and (iii) a warrant that represented the right to purchase, at the time of issuance, 1,500,000 shares of the Company’s common stock, at an exercise price of $2.573 per share (the "FMV Warrant").  The number of shares subject to each warrant and the exercise price of each warrant are subject to certain adjustments contained in the warrants.  Exercise of the warrants was contingent upon the Company’s obtaining the approval of its shareholders, which was obtained on September 16, 2008.

Under the Securities Purchase Agreement, subject to the satisfaction of certain terms and conditions, LLCP also agreed to purchase an additional $15 million note to be issued by the Company. That obligation was subject to a number of conditions being satisfied, including, without limitation, a successful amendment and restatement of the Company’s indebtedness to CGFP, described above. Those conditions were satisfied and the additional note was issued on July 10, 2008. The additional note has substantially the same terms as the $10 million note.

In connection with the Securities Purchase Agreement, the Company entered into an Investor Rights Agreement with LLCP that granted LLCP certain monitoring and other rights, including the right to cause an individual designated by LLCP to be nominated and elected to the Company’s board of directors.  In addition, the Investor Rights Agreement granted to LLCP rights of first refusal with respect to future issuances of equity securities by the Company and contains restrictions on the Company’s ability (and the ability of the Company’s subsidiaries) to issue equity securities.  Such restrictions made it necessary to seek the consent of LLCP with respect to the option exchange program approved by the Company’s shareholders in 2009.  LLCP consented to the transactions composing such option exchange program, provided that the antidilution terms of its FMV Warrant were modified upon completion of the option exchange program to provide for a decrease in the exercise price, but not an increase in the number of underlying shares, of the FMV Warrant.  The exercise price of the FMV Warrant was accordingly reduced, in December 2009, from $2.4672 per share to $1.44 per share.  Upon such adjustment, the Company recorded expense in an amount computed by reference to the fair value of the modified FMV Warrant.  That additional expense was $78,216.

Pursuant to the anti-dilution provisions of the LLCP warrants, other transactions have also resulted in adjustments to such warrants’ terms. Those other transactions are the Company’s July 10, 2009, transactions with CGFP, described above, its issuance of a stock purchase warrant in the Fortress Investment Group transaction, described below, and the Company’s subsequent issuance of another warrant in a financing transaction on March 26, 2010. The resulting adjustments are that the number of shares issuable upon exercise of the N Warrant is 285,781, and upon exercise of the FMV Warrant is 1,611,114.  The exercise price of the FMV Warrant has also been adjusted, to $1.39818 per share.

On November 13, 2009, the Company issued and sold a further $5 million note to LLCP, paying a closing fee of $250,000.  The indebtedness represented by the additional note was originally due May 31, 2010, and was successively extended until it was included in the December 23, 2010 transactions described below.

On December 23, 2010, the Company received an additional investment of $20 million from LLCP.  The new debt bears interest at 16% per annum, and is due December 31, 2013.  In addition, the maturity of the existing $30 million of indebtedness of the Company owed to LLCP was extended to December 31, 2013.  In these transactions, the Company issued to LLCP (i) amended and restated notes in the total principal amount of $52,750,000, of which $2,750,000 was a discount representing compensation to LLCP as note purchaser, $20 million represented a new investment, and $30 million represented the three notes previously issued and outstanding, (ii) 880,000 shares of common stock, and (iii) 1,870 shares of a newly-created series of preferred shares (the “Series B Preferred”).  The Company sought and obtained, effective June 15, 2011, shareholder approval to convert the shares of the Series B Preferred into 1,870,000 shares of common stock, which were then so converted.

On March 31, 2011, the Company issued and sold to LLCP a new “Term E” $5 million note due February 29, 2012.  The Company also purchased from LLCP a portion of an outstanding subordinated note issued by our CPS Cayman Residual Trust 2008-A, and financed that purchase by issuing to LLCP a new “Term D” note in the amount of $3,000,000, due June

30, 2012.  The Term D note was issued and sold, and the outstanding subordinated note purchased, on April 28, 2011. Further, the Company issued and sold to LLCP on November 21, 2011 a “Term F Note” in the amount of $5,000,000, due eleven months after issuance.  In February 2012 the maturity of the Term E note was extended, to March 23, 2012.  The Company repaid the Term E Note on that date, repaid the Term D Note on June 30, 2012 and repaid the Term F Note on October 1, 2012. The Term D, Term E and Term F notes bore interest at 14% per annum while outstanding.

The maximum principal amount of indebtedness to LLCP during 2012 was $64.0 million, and during 2011 was $64.2 million. During 2011, the Company borrowed $12.8 million, repaid $1.6 million of principal and paid $9.4 million of interest on the debt.  During 2012, the Company repaid $11.2 million of principal and paid $9.3 million of interest on the debt.  As of February 28, 2013, the principal amount owed was $52.8 million.

Affiliates of LLCP have purchased other senior secured debt securities from the Company, and have held as much as 4.5 million shares of the Company's common stock, at various times prior to any of the transactions described above. No such debt securities issued to affiliates of LLCP had been outstanding since July 2007, and no such shares had been held by such affiliates of LLCP since December 2007. LLCP or its affiliates may in the future provide the Company with financial advisory or other services, for which it or they may receive compensation in such amounts and forms as may be determined by negotiation.

CPS Leasing. The Company holds 80% of the outstanding shares of the capital stock of CPS Leasing, Inc. ("CPSL").  The remaining 20% of CPSL is held by Charles E. Bradley, Jr., who is the chief executive officer and chairman of the board of directors of the Company. CPSL engaged in the equipment leasing business, and is currently in the process of liquidation as its leases come to term. The Company financed the operations of CPSL by making operating advances and by advancing to CPSL the fraction of the purchase prices of its leased equipment that CPSL did not borrow under its lines of credit. The aggregate amounts of the advances made by the Company and outstanding to CPSL as of December 31, 2010, 2011 and 2012, were approximately $396,000, $363,000 and $331,000, respectively.

Public Offering of Subordinated Notes. The Company has offered and sold its subordinated notes in a continuous public offering. Director William Roberts on December 3, 2007 purchased $4,000,000 of three-year notes directly from the Company in that offering.  The Company in each of the years 2010, 2011 and 2012 paid interest of $600,000 on such notes, in accordance with their terms. The interest rate on such notes was 14.91% per annum, and the yield paid to the noteholder was computed by compounding that rate on a daily basis. The rate was determined by negotiation, and is consistent with rates then available to other purchasers in the offering.  Subsequent to the original December 3, 2010 maturity of these notes, Mr. Roberts and the Company have agreed to a series of successive extensions of such indebtedness, at the same interest rate.

Fortress Investment Group. On September 25, 2009, the Company entered into a two-year revolving credit agreement (the "Fortress Warehouse Credit Agreement") and related agreements with Fortress Credit Corp. ("Fortress"), an affiliate of Fortress Investment Group, and with others. Loans under the Fortress Warehouse Credit Agreement were secured by automobile receivables. Under the Fortress Warehouse Credit Agreement, and subject to its terms and conditions, Fortress agreed to lend from time to time up to a maximum of $50 million.  Loans under the Fortress Warehouse Credit Agreement bore interest at a floating rate equal to one-month LIBOR plus 12.00%, but in all events no less than 14.00% per year.

In connection with the Fortress Warehouse Credit Agreement, the Company paid a closing fee of $750,000 and issued to an affiliate of Fortress a warrant (the “Fortress Warrant”) to purchase 1,158,087 shares of common stock, at an exercise price of $0.879 per share.  The warrant may be exercised at any time on or before September 25, 2019. The exercise price of $0.879 per share is equal to the average of the closing prices of the common stock reported by the Nasdaq Stock Market for the twenty trading days ended September 24, 2009.  The warrant contains anti-dilution provisions and other customary provisions. On March 30, 2012, the Company entered into agreements with the holders of such warrants, which eliminated the terms of such warrants that called for adjustment upon sales or deemed sales of CPS equity securities at less than the exercise price of the warrants. The Company paid an affiliate of Fortress a fee of $150,000 in consideration of the amendments.  The Company has agreed to register the shares issuable upon exercise of the warrant.

The Company first incurred indebtedness under the Fortress Warehouse Credit Agreement in the amount of $5,171,000 on September 30, 2009. The Company used the proceeds of that draw to repay outstanding indebtedness under its former warehouse credit facility, and for working capital. The maximum principal amount of indebtedness under the Fortress Warehouse Credit Agreement during 2011 was $43.8 million.  During 2011, the Company paid $43.8 million of principal and $4.1 million of interest on such debt. The full amount of all outstanding loans was due and was paid in September 2011, so no interest or principal was paid in 2012.

On December 23, 2010, the Company entered into a two-year revolving credit agreement (the "Goldman/Fortress Credit Agreement") and related agreements with Fortress, with Goldman Sachs Bank USA (“Goldman”), and with others. The agreements were amended on March 5, 2013 to extend the revolving period through March 2015. The Company paid a fee of

$800,000 in connection with the extension and renewal. The Company first incurred indebtedness under the Goldman/Fortress Warehouse Credit Agreement in the amount of $5.1 million on January 6, 2011. The Company used the proceeds of that draw for working capital. The maximum principal amount of indebtedness under the Goldman/Fortress Credit Agreement during 2012 was $78.5 million, and during 2011 was $69.2 million.  During 2012, the Company paid $219.7 million of principal and $2.1 million of interest on such debt, and during 2011, the Company paid $43.8 million of principal and $2.5 million of interest. As of March 5, 2013 (the date of the renewal and amendment), the principal amount owed was $42.5 million. The Company intends to incur additional indebtedness under the Goldman/Fortress Warehouse Credit Agreement from time to time as it purchases motor vehicle receivables from dealers.

On September 14, 2011, the Company purchased of a portfolio of performing subprime automotive receivables from Fireside Bank, a wholly owned subsidiary of Kemper Corporation (formerly known as Unitrin, Inc.).  Our wholly-owned subsidiary CPS Fender Receivables LLC acquired the portfolio for cash, in the amount of 94% of the $237 million principal amount outstanding as of July 31, 2011, reduced by collections on the portfolio subsequent to that date.  The Company obtained the funds used in the acquisition from our subsidiary’s issuance of notes to affiliates of Fortress and Goldman.  The Company first incurred such indebtedness (the maximum amount at any point outstanding) in the amount of $197.3 million on September 14, 2011, and paid a fee in the amount of $789,200 to affiliates of Fortress and Goldman. During 2011, the Company paid $59.0 million of principal and $4.6 million of interest on such debt. During 2012, the Company paid $121.4 million of principal and $8.1 million of interest on such debt. As of February 28, 2013, the principal amount owed was $29.7 million.

Policy on Related Party Transactions and Director Independence. The agreements and transactions described above, other than those described  under the captions “Citigroup,” “Fortress Investment Group” and “Levine Leichtman Capital Partners,” were entered into by the Company with parties who personally benefited from such transactions and who had a control or fiduciary relationship with the Company.  It is the Company's policy that any such transactions with persons having a control or fiduciary relationship with the Company may take place only if approved by the Audit Committee or by the members of the Company's Board of Directors who are disinterested with respect to the transaction, and independent in accordance with the standards for director independence prescribed by Nasdaq.  Such policy is maintained in writing in the charter of the Audit Committee.  The agreements and transactions above were reviewed and approved by the members of the Company's Board of Directors who were disinterested with respect to the transaction, except that the subordinated notes transaction and the reduction in exercise price of the FMV Warrant were reviewed and approved by the Audit Committee.

The six directors of the Company are Charles E. Bradley, Jr., Chris A. Adams, Brian J. Rayhill, William B. Roberts, Gregory S. Washer, and Daniel S. Wood, of whom Messrs. Wood, Rayhill and Washer compose the Audit Committee. The Board of Directors has concluded that other than Mr. Bradley (who is the Company's chief executive officer), each of the other five directors is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director.

FURTHER INFORMATION RELATING TO THE ANNUAL MEETING

Voting Of Shares

The Board of Directors recommends that an affirmative vote be cast in favor of each of the nominees and proposals listed on the proxy card. The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders.  If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

You are entitled to one vote per share on each matter other than election of directors.  As to election of directors, you may cumulate votes and give any nominee an aggregate number of votes equal to the number of directors to be elected (six) times the number of your shares, or distribute that number of votes among as many nominees as you see fit.  However, no one will be entitled to cumulate votes for any nominee unless the nominee's name has been placed in nomination prior to the voting and the shareholder wishing to cumulate votes has given notice at the Annual Meeting prior to the voting of his intention to cumulate votes.  If anyone has given such notice, all shareholders may cumulate their votes for nominees.  We are seeking discretionary authority to cumulate votes of shares represented by proxies. The six persons properly placed in nomination at the meeting and receiving the most affirmative votes will be elected as directors.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent.  The Inspector of Elections will also determine whether or not a quorum is present.  In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy, that is, a minimum of 10,050,982 shares of the 20,101,963 shares outstanding at the record date.

Approval of each of the other proposals requires the affirmative vote of a majority of those shares voting on the proposal, provided that such affirmative votes are at least a majority of the required quorum, that is, the affirmative votes must be greater than the negative votes, and must be no less than 5,025,492. Provided that at least the minimum number of affirmative votes are cast in favor of such proposals, an abstention will have no effect on the outcome; however, if less than 5,025,492 affirmative votes are cast in favor of such proposals, then each abstention will have an effect equivalent to that of a negative vote.

The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.  Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the director nominees named in this proxy statement, FOR ratification of Crowe Horwath LLP as the Company’s auditors for the year 2013, FOR the approval, by non-binding vote, of executive compensation, for ONE YEAR as the recommended frequency of non-binding votes on executive compensation, FOR the amendment increasing the number of shares issuable under the 2006 Incentive Plan, FOR approval of revised material terms of the Company’s Executive Management Bonus Plan, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the Meeting, including procedural matters such as a recess or adjournment. We believe that brokers holding shares for their customers in general will not be permitted to vote without instruction from their customers on any proposal other than ratification of the selection of independent auditors.  If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as abstentions with respect to that matter, and will have the effect of abstentions as described above.  While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Shareholder Proposals

We plan to hold our year 2014 Annual Meeting of Shareholders on May 15, 2014.  In order to be considered for inclusion in our proxy statement and form of proxy for the 2014 Annual Meeting, any proposals by shareholders intended to be presented at such meeting must be received by the Secretary of the Company at 19500 Jamboree Road, Irvine, California 92612 no later than November 30, 2013. In addition, any such proposals will need to comply with Rule 14a-8 adopted under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Notice of any director nomination or other proposal that you intend to present at the 2014 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2014 annual meeting of shareholders, must be delivered to the Company’s Secretary by mail at the address given above, a reasonable time before we send our proxy materials for that meeting. The proxy we solicit for the 2014 annual meeting of shareholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with such notice.

Availability of Annual Report on Form 10-K

We have provided a copy of our 2012 Annual Report with this proxy statement.  Shareholders may obtain, without charge, a copy of the Company’s annual report on Form 10-K, upon written request.  Any such request should be directed to "Corporate Secretary, Consumer Portfolio Services, Inc., 19500 Jamboree Road, Irvine, California 92612."  The annual report on Form 10-K is also available on our website, at the following address:

http://www.consumerportfolio.com/2012Form10K.html

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Appendix A

CPS 2006 LONG-TERM EQUITY INCENTIVE PLAN

PART I - PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

      SECTION 1.        Purpose of the Plan. The purposes of this Plan are (a) to attract and retain the most talented Employees, officers and Directors available, and (b) to promote the growth and success of the Company’s business, (i) by aligning the long-term interests of Employees, officers and Directors with those of the shareholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

      The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or SARs, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

      This Plan will serve as a framework for the Committee to establish sub-plans or procedures governing the grants to employees, officers, directors and consultants. The awards granted under the Former Plan shall continue to be administered under the Former Plan until such time as those options are exercised, expire or become unexercisable for any reason.

      SECTION 2. Definitions. As used herein, the following definitions shall apply:

      (a) “Active Status” shall mean (i) for employees, the absence of any interruption or termination of service as an employee, (ii) for Directors, that the Director has not been removed from the Board for cause (as determined by the Company’s shareholders), and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person’s Award Agreement. Active Status shall not be considered interrupted (A) for an employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as an employee, Active Status shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

      (b) “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, and SARs.

      (c) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

      (d) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

      (e) “Board” shall mean the Board of Directors of the Company.

      (f) “Change of Control” shall mean the first day that any one or more of the following conditions shall have been satisfied:

       (i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

       (ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

       (iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

       (iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

      (g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

      (h) “Committee” shall mean the Compensation Committee appointed by the Board.

      (i) “Common Stock” shall mean the common stock of the Company, no par value per share.

      (j) “Company” shall mean CPS, a California corporation, and any successor thereto.

      (k) “Consultant” shall mean any person, except an employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

      (l) “Director” shall mean a member of the Board.

      (m) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

      (n) “Effective Date” shall mean June 15, 2006, the date on which the Company’s shareholders first approved this Plan in accordance with applicable Nasdaq rules.

      (o) “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

  (p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     (q) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

      (r) “Fair Market Value” shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system.

      (s) “FAS 123” shall mean Statements of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as promulgated by the Financial Accounting Standards Board.

      (t) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

      (u) “Former Plan” shall mean the CPS 1997 Long-Term Incentive Plan, as amended.

      (v) “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (w) “Independent Director” shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director”

under Section 162(m) of the Code; (3) qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act; and (4) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

      (x) “Maximum Participant Award” shall have the meaning set forth in Section 6(b).

      (y) “Misconduct” shall mean any of the following; provided, however, that with respect to Non-Employee Directors “Misconduct” shall mean subsection (viii) only:

      (i) any material breach of an agreement between the Participant and the Company or any Subsidiary which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

      (ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

      (iii) the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, provided that the Participant has been given at least thirty (30) days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

      (iv) material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, provided that the Participant has been given at least thirty (30) days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

      (v) Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

      (vi) personal conduct that is materially detrimental to the business of the Company or any Subsidiary;

      (vii) conviction of or plea of nolo contendere to a felony; or

     (viii) in the case of Non-Employee Directors, the removal from the Board for cause (as determined by the Company’s shareholders).

      (z) “Nasdaq” shall mean The Nasdaq Stock Market, Inc.

      (aa) “Non-Employee Director” shall mean a Director who is not an employee.

      (bb) “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

      (cc) “Option” shall mean a stock option granted pursuant to Section 10 of the Plan.

      (dd) “Optionee” shall mean a Participant who has been granted an Option.

      (ee) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (ff) “Participant” shall mean an employee, Director or Consultant granted an Award.

     (gg) “Performance Criteria” shall have the meaning set forth in Section 11(b).

      (hh) “Plan” shall mean this CPS 2006 Long-Term Equity Incentive Plan, including any amendments thereto.

      (ii) “Reprice” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

      (jj) “Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of any employee after a Change of Control because of: (1) a material reduction in the employee’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Employee inconsistent with the employee’s role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a reduction in the employee’s base salary or total incentive compensation; (4) a material reduction in the Employee’s benefits unless such reduction applies to all employees of comparable rank; or (5) the relocation of the employee’s primary work location more than fifty (50) miles from the employee’s primary work location prior to the Change of Control; provided that the employee’s written notice of voluntary resignation must be tendered within one (1) year after the Change of Control, and shall specify which of the events described in (1) through (5) resulted in the resignation.

      (kk) “Restricted Stock” shall mean a grant of Shares pursuant to Section 11 of the Plan.

      (ll) “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 11 of the Plan.

      (mm) “Retirement” shall mean, (i) with respect to any employee, voluntary termination of employment after age 55 and at least ten (10) years of credited service with the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), as determined by the Committee in its sole discretion, and (ii) with respect to any Non-Employee Director, ceasing to be a Director pursuant to election by the Company’s shareholders or by voluntary resignation with the approval of the Board’s chair after having attained the age of 55 years and served continuously on the Board for at least six years.

      (nn) “SAR” shall mean a stock appreciation right awarded pursuant to Section 12 of the Plan.

      (oo) “SEC” shall mean the Securities and Exchange Commission.

      (pp) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 5 of the Plan.

      (qq) “Stand-Alone SARs” shall have the meaning set forth in Section 12(c) of the Plan.

      (rr) “Subcommittee” shall have the meaning set forth in Section 3(d).

      (ss) “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, employeeship or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

      (tt) “Tandem SARs” shall have the meaning set forth in Section 12(b) of the Plan.

      SECTION 3.     Administration of the Plan.

      (a) Authority. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

      (b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

       (i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and SARs to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price, and to modify or amend each Award, with the consent of the Participant when required;

       (ii) to determine the Participants, to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;

       (iii) to construe and interpret the Plan and the Awards granted hereunder;

       (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

       (v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

       (vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

       (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

       (viii) to establish sub-plans, procedures or guidelines for the grant of Awards to Directors, Consultants and Employees working outside of the United States; and

       (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan;

Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

      (c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any shareholder and all other persons.

      (d) Delegation. Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 3(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

      (e) Administration. The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

      SECTION 4.     Shares Subject to the Plan.

      (a) Reservation of Shares. The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the option award granted has been forfeited under the Former Plan, and an additional 12,200,000 shares of Common Stock. The aggregate number of Shares available for issuance under the Plan will be reduced by one Share for each Share delivered in settlement of any award of Restricted Stock, Restricted Stock Unit, or SAR and one Share for each Share delivered in settlement of an Option. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Without limiting the foregoing, unless the Plan shall have been terminated, Shares underlying an Award that has been exercised, either in part or in full, including any Shares that would otherwise be issued to a Participant that are used to satisfy any withholding tax obligations that arise with respect to any Award, shall become available for future Awards under the Plan except to the extent Shares were issued in settlement of the Award. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plans on the date of any shareholder approval of the Plan that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plans, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      (b) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

      (c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (d) Substitutions and Assumptions. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

      SECTION 5.        Adjustments to Shares Subject to the Plan. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. For purposes of this Section 5, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

      Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

PART II - TERMS APPLICABLE TO ALL AWARDS

      SECTION 6.     General Eligibility.

      (a) Awards. Awards may be granted to Participants who are Employees, Directors or Consultants; provided however that Incentive Stock Options may only be granted to Employees.

      (b) Maximum Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant over the life of the Plan (the “Maximum Participant Award”) shall not exceed 3,000,000 shares of Common Stock (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Participant Award.

      (c) No Employment/ Service Rights. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.

      SECTION 7.      Procedure for Exercise of Awards; Rights as a Shareholder.

      (a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 10(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of the Plan.

      (b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include: (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

      (c) Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

      (d) Shareholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

      (e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

      SECTION 8.     Expiration of Awards.

      (a) Expiration, Termination or Forfeiture of Awards. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

       (i) three (3) months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii), (iv) or (v) below;

       (ii) immediately upon termination of a Participant’s Active Status for Misconduct;

       (iii) twelve (12) months after the date on which a Participant other than a Non-Employee Director ceased performing services as a result of his or her total and permanent Disability;

       (iv) twelve (12) months months after the date on which the Participant ceased performing services as a result of Retirement, or after his death.

      (b) Extension of Term. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option, other than an Incentive Stock Option, or SAR in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Option or SAR would have expired if no termination of the Employee’s Active Status had occurred).

      SECTION 9.            Effect of Change of Control. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

      (a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 9(b) below) as follows:

       (i) With respect to Non-Employee Directors, upon the occurrence of a Change of Control;

       (ii) With respect to any employee, upon the occurrence of a Change of Control described in Section 2(f)(i);

       (iii) With respect to any employee who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(ii) or (iii);

       (iv) With respect to any employee, upon the occurrence of a Change of Control described in Section 2(f)(iv) in connection with which each Award is not assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity; and

(v) With respect to any employee who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(iv) in connection with which each Award is assumed or an equivalent award substituted by the successor entity or a parent or subsidiary of such successor entity.

      (b) Definition. For purposes of this Section 9, Awards of a Participant being “Accelerated” means, with respect to such Participant:

       (i) any and all Options and SARs shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term;

       (ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse; and

       (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

PART III  - SPECIFIC TERMS APPLICABLE TO OPTIONS, STOCK AWARDS AND SARS

      SECTION 10. Grant, Terms and Conditions of Options.

      (a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Options shall be taken into account in the order in which they were granted.

      (b) Terms of Options. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant. The terms of all Nonqualified Stock Options shall be at the discretion of the Committee.

      (c) Option Exercise Prices.

       (i) The per Share exercise price under an Incentive Stock Option shall be as follows:

      (A) If granted to an employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

       (B) If granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

       (ii) The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

       (iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without shareholder approval.

      (d) Vesting. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the date of the Optionee’s Disability or termination of such Optionee’s Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

      (e) Substitution of Stock SARs for Options. Notwithstanding anything in this Plan to the contrary, if the Company is required to or elects to record as an expense in its consolidated statements of earnings the cost of Options pursuant to FAS 123 or a similar accounting requirement, the Committee shall have the sole discretion to substitute, without receiving Participants’ permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying shares and the exercise price of the Options.

      (f) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

      (g) One-time Exchange Program.  Notwithstanding this Plan's prohibition on Repricing of Options, and notwithstanding anything else in this Plan to the contrary, the Board or Committee may provide for, and the Company may implement, a one-time-only exchange offer ("Exchange Offer"), under which the Company may issue Options under this Plan in exchange for Options previously issued and then outstanding under this Plan or the Former Plan. The Exchange Offer is permitted only subject to the conditions described in the Company's definitive proxy statement filed in connection with its 2009 annual meeting of shareholders.

      SECTION 11. Grant, Terms and Conditions of Stock Awards.

      (a) Designation. Restricted Stock or Restricted Stock Units may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 5. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 7(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

      (b) Performance Criteria. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the fulfillment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) earnings per share, including earnings per share as adjusted (a) to exclude the effect of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that alter the recognition of stock option expense and any accounting changes the Company adopts early); and (b) for any stock split, stock dividend or other recapitalization; (ii) earnings per share before taxes, subject to any of the adjustments described above; (iii) earnings; (iv) earnings before interest, taxes and amortization; (v) total shareholder return; (vi) share price performance; (vii) return on equity; (viii) return on managed assets; (ix) revenue; (x) operating expenses; (xi) operating income; (xii) originations volume; (xiii) originations growth; (xiv) net charge-offs; (xv) net charge-off percentage; (xvi) portfolio growth; (xvii) net interest margin; or (xviii) cash flow.

      (c) Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant’s Active Status. To the extent that the Participant purchased the Shares granted under such Restricted Stock or Restricted Stock Units and any such Shares remain non-vested at the time the Participant’s Active Status terminates, the termination of Active Status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant.

      SECTION 12. Grant, Terms and Conditions of SARs.

      (a) Grants. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights, consisting of SARs with underlying Options (“Tandem SARs”), and stand-alone stock appreciation rights (“Stand-Alone SARs”) as described below. The terms of SARs shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

      (b) Tandem SARs.

      (i) Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

      (ii) No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 12(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

      (iii) If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

      (c) Stand-Alone SARs.

      (i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 10 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

     (ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

      (iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

      (d) Exercised SARs. The Shares issued in settlement of any SARs exercised under this Section 12 shall not be available for subsequent issuance under the Plan. In accordance with Section 4, Shares underlying any exercised SARs that were not issued in settlement of the SAR shall become available for future issuance under the Plan.

PART IV - TERM OF PLAN AND SHAREHOLDER APPROVAL

      SECTION 13.      Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 14 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 14(a).

      SECTION 14.           Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq, of any national stock exchange on which the Company’s common shares are listed, or of the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

      (b) Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

      (c) Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

      SECTION 15.     Shareholder Approval. The effectiveness of the Plan is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

Appendix B

CPS EXECUTIVE MANAGEMENT BONUS PLAN

Approval by Shareholders
The material terms of the Executive Management Bonus Plan were submitted to the shareholders of CPS (“CPS” or the “Company”) on June 15, 2006, were submitted to the shareholders again, with certain material amendments, on June 4, 2008, and will be submitted to the shareholders again, with certain material amendments, on April 18, 2013. Shareholder approval of the material terms of the Plan, including the Objective Performance Measures, is required in order for the bonuses paid upon achievement of the Objective Performance Goals to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Plan Term	Twelve fiscal years beginning January 1, 2006
Plan Effective Date	January 1, 2006
Plan Year	Calendar year
Purpose	The purpose of the Plan is to increase shareholder value by providing an incentive for the achievement of goals that support CPS strategic plan.
Eligibility	CPS employees serving in positions of vice president and above are eligible to participate in the Plan.
The chief executive officer may recommend Participants. The Compensation Committee has the sole authority to designate Participants.

Eligibility will cease upon termination of the Participant’s employment, withdrawal of designation by the Compensation Committee, transfer to a position compensated otherwise than as provided in the Plan, termination of the Plan by CPS, or if the Participant engages, directly or indirectly, in any activity that is competitive with any CPS activity.

If a Participant changes from an eligible position to an ineligible position during the Plan Period, eligibility to participate will be at the discretion of the Compensation Committee.
Target Bonus
The Target Bonus for each Participant shall be established by the Compensation Committee no later than ninety (90) days after the beginning of the Plan Year. The Target Bonus shall be the maximum amount that would be paid to the Participant under the Plan if 100% of Objective Performance Goals and 100% of Individual Performance Goals were met. The Target Bonus may be established as a percentage of Base Pay, a specific dollar amount, or according to another method established by the Compensation Committee. The amount of the Target Bonus earned by the Participant shall be based on the achievement of Objective Performance Goals and Individual Performance Goals.

Base Pay is the annual pay rate established for the Participant by CPS and in effect on the last day of the Plan Period or, in the case of a deceased or disabled Participant, on the last day of participation in the Plan. CPS, in conjunction with the Compensation Committee, may at any time, in its sole discretion, prospectively revise the Participant’s Base Pay.

Objective Goals
In accordance with Section 162(m) of the Internal Revenue Code, the Compensation Committee shall select one or more objective performance measures from among Earnings Per Share, Earnings Per Share Before Taxes, Return on Capital, Originations Growth, Originations Volume, Return on Assets, Shareholder Total Return, and/or Portfolio Net Loss Percentage, and shall establish Objective Performance Goals based on such measures. The Compensation Committee shall select the Objective Performance Goals for each Participant no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain.

The Compensation Committee shall select the amount of the Target Bonus for each Participant that will be determined by achievement of the Objective Performance Goals.

The Compensation Committee may establish any special adjustments that will be applied in calculating whether the Objective Performance Goals have been met to factor out extraordinary items no later than ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain.

If the Objective Performance Goals selected by the Compensation Committee are not met, no bonus related to those goals is payable under the Plan.

Individual Goals	The portion of the Target Bonus not determined by achievement of the Objective Performance Goals shall be determined by the Participant’s achievement of Individual Goals.
Each Participant with Individual Goals shall submit such Individual Goals for approval by the Compensation Committee.
Bonus payable with respect to achievement of Individual Goals shall be neither increased nor decreased by reason of achievement or non-achievement of Objective Goals.
Bonus Payout and Eligibility
Bonus Payout for each Participant is based on the achievement of the Objective Performance Goals and the Individual Goals. A Bonus Payout under this Plan is earned as of the end of the Plan Year and will be paid according to the Plan, if the Participant:

1) remains a CPS employee through the end of the Plan Year, unless employment is terminated prior to the end of the Plan Year due to death or disability, and
2) refrains from engaging during the Plan Year, directly or indirectly, in any activity that is competitive with any CPS activity.
The Compensation Committee, in its discretion, may determine that the Bonus Payout for any Participant will be less than (but not greater than) the amount earned by such Participant under the Plan.
Bonus Payout Calculation
Within ninety (90) days after the beginning of the Plan Year and while the outcome is substantially uncertain, the Compensation Committee shall review and approve for each Participant: the target bonus; the Objective Performance Goals; and the relative weighting of the Goals for the Plan Year. Those metrics will be used to calculate the Bonus Payout for each Participant. Upon completion of the Plan Year, the Compensation Committee shall review the Bonus Payout Calculation for each Participant. The maximum Bonus Payout for the achievement of Objective Performance Goals payable to any one Participant in any Plan Year is $4,000,000 in the case of an individual serving as chief executive officer, and $750,000 in the case of any other participant.

Bonus Payout Prorations
For any employee who meets eligibility criteria and becomes a Participant after the start of the Plan Year or whose employment with CPS is terminated prior to the end of the Plan Year because of disability or death, the Compensation Committee (1) shall prorate the Bonus Payout related to the Objective Performance Goals, and (2) in its discretion, may prorate the Bonus Payout related to Individual Performance Goals. If the Participant is on a leave of absence for a portion of the Plan Year, the Compensation Committee in its discretion may reduce the Participant’s Bonus Payout on a pro-rata basis.

The proration is based on the number of full months during which the Participant participated in the Plan during the Plan Year. Credit is given for a full month if the Participant is eligible for 15 or more calendar days during that month.

If a Participant changes positions within CPS during the Plan Year, the Compensation Committee in its discretion may prorate the Participant’s Bonus Payout by the number of months in each position.
Administration
Compensation Committee Responsibilities: Approve the Plan design, Objective Performance Goals, and Individual Goals for each Participant. Determine and certify the achievement of the Objective Performance Goals and Individual Goals. Approve the Bonus Payout calculation and Bonus Payout for each Participant.

In the event of a dispute regarding the Plan, the Participant may seek resolution through the chief executive officer and the Compensation Committee. All determinations by the Compensation Committee shall be final and conclusive.

Bonus Payout Administration
The Bonus Payout will be made as soon as administratively feasible and is expected to be on or before the 31st of March, following the end of each Plan Year. No amount is due and owing to any Participant before the Compensation Committee has determined the Bonus Payout.

The Company will withhold amounts applicable to Federal, state and local taxes, domestic or foreign, required by law or regulation. Contributions for 401(k) Plan are deducted from cash Bonus Payouts, based on the Participants’ elections then in effect.

Termination of Employment
The Plan is not a contract of employment for any period of time. Any Participant may resign or be terminated at any time for any reason or for no reason. Employment and termination of employment are governed by CPS policy and not by the Plan.

Revisions to the Plan
The Plan will be reviewed by the chief executive officer and the Compensation Committee on a periodic basis for revisions. CPS may, in its discretion with or without notice, review, change, amend or cancel the Plan at any time.

CONSUMER PORTFOLIO SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2013

The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the offices of said corporation at 19500 Jamboree Road, Irvine, CA 92612 on April 18, 2013, at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services,  Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF
CONSUMER PORTFOLIO SERVICES, INC.

Please date, sign and mail your proxy card in the envelope provided as soon as possible. Meeting date is April 18, 2013	NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.consumerportfolio.com/AnnualMeeting2013.html

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, 5 AND 6, AND A VOTE FOR “1 YEAR” ON PROPOSAL 4.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:		2.	To ratify the appointment of Crowe Horwath LLP as independent auditors of the Company for the year ending December 31, 2013.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	NOMINEES: m Charles E. Bradley, Jr. m Chris A. Adams m Brian J. Rayhill m William B. Roberts m Gregory S. Washer m Daniel S. Wood	3.	To approve an advisory resolution on executive compensation.	☐	☐	☐
			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
		4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation ☐	☐	☐	☐
				FOR	AGAINST	ABSTAIN
		5.	To approve an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000.	☐	☐	☐
		6.	To approve the revised material terms of our Executive Management Bonus Plan	☐	☐	☐
		7.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 5 AND 6, FOR “1 YEAR” ON PROPOSAL 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

_________________________________________________________________
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder __________________________________  Date____________ Signature of Shareholder  ________________________________  Date ____________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CONSUMER PORTFOLIO SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2013

The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the offices of said corporation at 19500 Jamboree Road, Irvine, CA 92612 on April 18, 2013, at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services,  Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSUMER PORTFOLIO SERVICES, INC.

April 18, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting. MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.consumerportfolio.com/AnnualMeeting2013.html

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, 5 AND 6, AND A VOTE FOR “1 YEAR” ON PROPOSAL 4.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:		2.	To ratify the appointment of Crowe Horwath LLP as independent auditors of the Company for the year ending December 31, 2013.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	NOMINEES: m Charles E. Bradley, Jr. m Chris A. Adams m Brian J. Rayhill m William B. Roberts m Gregory S. Washer m Daniel S. Wood	3.	To approve an advisory resolution on executive compensation.	☐	☐	☐
			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
		4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation ☐	☐	☐	☐
				FOR	AGAINST	ABSTAIN
		5.	To approve an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000.	☐	☐	☐
		6.	To approve the revised material terms of our Executive Management Bonus Plan	☐	☐	☐
		7.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 5 AND 6, FOR “1 YEAR” ON PROPOSAL 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder ________________________________  Date________ Signature of Shareholder  __________________________________  Date ________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.